                                                                   EXHIBIT 10(e)
                                                                   -------------

                                   AGREEMENT
                                   ---------

     THIS AGREEMENT, dated as of August 7, 2000, is made by and between, Armstrong Holdings, Inc., a Pennsylvania corporation (the "Company"), and
                                                           -------
Michael D. Lockhart (the "Executive").
                          ---------

     WHEREAS, the Board considers it essential to the best interests of the Company to foster the continued employment of key management personnel; and

     WHEREAS, the Board recognizes that, as is the case with many publicly held corporations, the possibility of a Change in Control exists and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of management personnel to the detriment of the Company; and

     WHEREAS, the Board has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of members of the Company's management, including the Executive, to their assigned duties without undue concern for their personal financial and employment security arising from the possibility of a Change in Control;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and intending to be legally bound hereby, the Company and the Executive hereby agree as follows:

     1. Defined Terms. The definitions of capitalized terms used in this
        -------------
Agreement are provided in the last Section hereof.

     2. Term of Agreement. This Agreement shall commence on the date hereof and
        -----------------
shall continue in effect through the third anniversary of such date; provided,
                                                                     --------
however, that commencing on the third anniversary and each anniversary
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thereafter, the term of this Agreement shall be extended for one additional year unless, if not later than 180 days prior to such anniversary, the Company or the Executive shall have given notice not to extend this Agreement or a Change in Control shall have occurred prior to such anniversary; and further provided,
                                                           ------- --------
however, that if a Change in Control shall have occurred during the term of this Agreement, this Agreement shall continue in effect for a period of not less than thirty-six (36) months beyond the month in which such Change in Control occurred.

     3. Company's Covenants Summarized. In order to induce the Executive to
        ------------------------------
remain in the employ of the Company and in consideration of the Executive's covenants set forth in Section 4 hereof, the Company agrees, under the conditions described herein, to pay the Executive the Severance Payments and the other payments and benefits described herein. Except as provided in Section 10.1 hereof, no amount or benefit shall be payable under this Agreement unless there shall have been (or, under the terms of the second sentence of Section 6.1 hereof, there shall be deemed to have been) a termination of the Executive's employment with the Company following a Change in Control and during the term of this Agreement. This Agreement shall not be construed as creating an express or implied contract of employment and,
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except as otherwise agreed in writing between the Executive and the Company, the
Executive shall not have any right to be retained in the employ of the Company.

     4.   The Executive's Covenants. The Executive agrees that, subject to the
          -------------------------
terms and conditions of this Agreement, in the event of a Potential Change in Control during the term of this Agreement, the Executive will remain in the employ of the Company until the earliest of (i) a date which is six (6) months after the date of such Potential Change in Control, (ii) the date of a Change in Control, (iii) the date of termination by the Executive of the Executive's employment for Good Reason or by reason of death or Disability, or (iv) the termination by the Company of the Executive's employment for any reason.

     5.   Compensation Other Than Severance Payments.
          ------------------------------------------

     5.1. Following a Change in Control and during the term of this Agreement, during any period that the Executive fails to perform the Executive's full-time duties with the Company as a result of incapacity due to physical or mental illness, the Company shall pay the Executive's full salary to the Executive at the rate in effect at the commencement of any such period, together with all compensation and benefits payable to the Executive under the terms of any compensation or benefit plan, program or arrangement maintained by the Company during such period, until the Executive's employment is terminated by the Company for Disability.

     5.2. If the Executive's employment shall be terminated for any reason following a Change in Control and during the term of this Agreement, the Company shall pay the Executive's full salary to the Executive through the Date of Termination at the rate in effect immediately prior to the Change in Control or at the time the Notice of Termination is given, whichever is greater, together with all compensation and benefits to which the Executive is entitled in respect of all periods preceding the Date of Termination under the terms of the Company's compensation and benefit plans, programs or arrangements.

     5.3. If the Executive's employment shall be terminated for any reason following a Change in Control and during the term of this Agreement, the Company shall pay to the Executive the Executive's normal post-termination compensation and benefits as such payments become due. Such post-termination compensation and benefits shall be determined under, and paid in accordance with, the Company's retirement, insurance and other compensation or benefit plans, programs and arrangements as in effect immediately prior to the Change in Control or, if more favorable to the Executive, as in effect immediately prior to the Date of Termination.

     6.   Severance Payments.
          ------------------

     6.1. The Company shall pay the Executive the payments described in this
Section 6.1 (the "Severance Payments") upon the termination of the Executive's
                  ------------------
employment following a Change in Control and during the term of this Agreement, in addition to any payments and benefits to which the Executive is entitled under Section 5 and 8 hereof, unless such termination is (i) by the Company for Cause, (ii) by reason of death or Disability, or (iii) by the Executive without Good Reason. For purposes of this Agreement, the Executive's employment shall be deemed to have been terminated by the Company without Cause or by the

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Executive with Good Reason following a Change in Control if (i) the Executive's employment is terminated without Cause prior to a Change in Control which actually occurs during the term of this Agreement and such termination was at the request or direction of a Person who has entered into an agreement with the Company the consummation of which would constitute a Change in Control, (ii) the Executive terminates his employment with Good Reason prior to a Change in Control which actually occurs during the term of this Agreement and the circumstance or event which constitutes Good Reason occurs at the request or direction of such Person, (iii) the Executive's employment is terminated without Cause prior to a Change in Control and the Executive reasonably demonstrates that such termination is otherwise in connection with or in anticipation of a Change in Control which actually occurs during the term of this Agreement, or
(iv) the Executive's employment is terminated without Cause after a Potential Change in Control of the type described in paragraphs (I) or (IV) of the definition of "Potential Change in Control."

          (A) In lieu of any further salary payments to the Executive for periods subsequent to the Date of Termination and in lieu of any severance benefit otherwise payable to the Executive, the Company shall pay to the Executive a lump sum severance payment, in cash, equal to three (3) times the sum of (i) the higher of the Executive's annual base salary in effect immediately prior to the occurrence of the event or circumstance upon which the Notice of Termination is based or the Executive's annual base salary in effect immediately prior to the Change in Control (the "Change in Control
                                                             -----------------
     Salary"), and (ii) the higher of (x) the highest annual bonus earned by the
     ------
     Executive pursuant to any annual bonus or incentive plan maintained by the Company in respect of the three (3) years immediately preceding that year in which the Date of Termination occurs or (y) the annual target bonus in respect of the year in which the Change in Control occurs (the "Change in
                                                                     ---------
     Control Bonus").
     -------------

          (B) Notwithstanding any provision of any annual incentive plan to the contrary, the Company shall pay to the Executive a lump sum amount, in cash, equal to a pro rata portion to the Date of Termination of the value of the target incentive award under such plan for the then uncompleted period under such plan, calculated by multiplying the Executive's target award by the fraction obtained by dividing the number of full months and any fractional portion of a month during such performance award period through the Date of Termination by the total number of months contained in such performance award period.

          (C) Notwithstanding any provision to the contrary within paragraphs
     (A) and (B) of this Section 6.1, the Company shall honor any election that the Executive makes with respect to the timing of any benefit payments due under this section (provided the Executive makes the election more than 90 days before a Change in Control and the period over which payments are elected to be made ends not more than 15 years after the Change in Control). In any event, not later than ten business days after a Change in Control, the Company shall (i) establish an irrevocable grantor trust (the "Trust") designed in accordance with Revenue Procedure 92-64 and having a trustee independent of the Company, (ii) assign to the Trust the Company's interest in any policy or policies insuring the Executive under any insurance policy insuring the life of the Executive under any "split-dollar" or corporate-owned insurance arrangement in effect between the Executive and the Company, (iii) deposit in said Trust an amount sufficient to pay all

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     remaining premiums owed by the Company on such insurance policies (with the
     Trust being required to pay such premiums), and all amounts that could become payable after the Change in Control pursuant to either paragraphs
     (A) or (B) of this Section 6.1 or pursuant to any other plan or program under which the Executive may be entitled to collect deferred compensation, supplemental retirement benefits, or welfare benefits after the date of the Change in Control, and (iv) provide the trustee of the Trust with a written direction to hold said amount and any investment return thereon in a segregated account for the benefit of the Executive, and to follow the procedures set forth herein as to the payment of such amounts from the Trust. During the 39-consecutive month period after a Change in Control, the Employee may provide the trustee of the Trust with a written notice directing that the trustee pay to the Executive an amount designated in the notice as being payable pursuant to this Agreement. Within three business days after receiving said notice, the trustee of the Trust shall pay such amount to the Executive, and coincidentally shall provide the Company or its successor with notice of such payment. Upon the earlier of the Trust's final payment of all amounts due under paragraphs (A) and (B) of this
     Section 6.1 or the date 36 months after the Change in Control, the trustee of the Trust shall pay to the Company the entire balance remaining in the segregated account maintained for the benefit of the Employee. The Employee shall thereafter have no further interest in the Trust.

          (D) In addition to the retirement benefits to which the Executive is entitled under each Pension Plan or any successor plan thereto, the Company shall pay the Executive a lump sum amount, in cash, equal to the excess of
     (i) the actuarial equivalent of the aggregate retirement pension (taking into account any early retirement subsidies associated therewith and determined as a straight life annuity commencing at the date (but in no event earlier than the third anniversary of the Date of Termination) as of which the actuarial equivalent of such annuity is greatest) which the Executive would have accrued under the terms of all Pension Plans (without regard to any amendment to any Pension Plan made subsequent to the earlier of a Potential Change in Control or a Change in Control and on or prior to the Date of Termination, which amendment adversely affects in any manner the computation of retirement benefits thereunder), determined as if the Executive were fully vested thereunder and had accumulated (after the Date of Termination) thirty-six (36) additional months of service credit thereunder and had been credited under each Pension Plan during such period with compensation at the higher of (1) the Executive's compensation (as defined in such Pension Plan) during the twelve (12) months immediately preceding the Date of Termination or (2) the Executive's compensation (as defined in such Pension Plan) during the twelve (12) months immediately preceding the Change in Control, over (ii) the actuarial equivalent of the aggregate retirement pension (taking into account any early retirement subsidies associated therewith and determined as a straight life annuity commencing at the date (but in no event earlier than the Date of Termination) as of which the actuarial equivalent

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     of such annuity is greatest) which the Executive had accrued pursuant to the provisions of the Pension Plans as of the Date of Termination. For purposes of this Section 6.1(D), "actuarial equivalent" shall be determined using the same assumptions utilized under the aggregate retirement pension (taking into account any early retirement subsidies associated therewith and determined as a straight life annuity commencing at the date (but in no event earlier than the Date of Termination) as of which the actuarial equivalent of such annuity is greatest) which the Executive had accrued pursuant to the provisions of the Pension Plans as of the Date of Termination; provided that the actuarial equivalent of such payment shall reduce the amount of the benefit enhancement to which the Executive may be entitled under the Company's Retirement Benefit Equity Plan due to enhance change in Control benefits under Article I, Section(35) Article VI, Section
     (2), Article VI Section (7), and Article VII, Section (6) of the Company's Retirement Income Plan. For purposes of this Section 6.1(D), "actuarial equivalent" shall be determined using the same assumptions utilized under the Company's Retirement Income Plan immediately prior to the Change in Control, to determine lump sum present values under Article VII, Section
     (7) of the Company's Retirement Income Plan.

          (E) For the thirty-six (36) month period immediately following the Date of Termination, the Company shall arrange to provide the Executive (which includes the Executive's eligible dependents for purposes of this paragraph (E)) with life, disability, accident and health insurance benefits substantially similar to those which the Executive was receiving immediately prior to the Notice of Termination (without giving effect to any amendment to such benefits made subsequent to the earlier of a Potential Change in Control or a Change in Control which amendment adversely affects in any manner the Executive's entitlement to or the amount of such benefits); provided, however, that, unless the Executive
                               --------  -------
     consents to a different method, such health insurance benefits shall be provided through a third-party insurer. Benefits otherwise receivable by the Executive pursuant to this Section 6.1(E) shall be reduced to the extent comparable benefits are actually received by or made available to the Executive by a subsequent employer without cost during the thirty-six
     (36) month period following the Executive's termination of employment (and any such benefits actually received by or made available to the Executive shall be reported to the Company by the Executive).

          (F) If the Executive would have become entitled to benefits under the Company's post-retirement health care or life insurance plans (as in effect immediately prior to a Potential Change in Control, the Change in Control or the Date of Termination, whichever is most favorable to the Executive) had the Executive's employment terminated at any time during the period of thirty-six (36) months after the Date of Termination, the Company shall provide such post-retirement health care or life insurance benefits to the Executive (subject to any employee contributions required under the terms of such plans at the level in effect immediately prior to the Change in Control or the Date of Termination, whichever is more favorable to the Executive) commencing on the later of (i) the date that such coverage would have first become available or (ii) the date that benefits described in subsection (E) of this Section 6.1 terminate. From the end of the period described in the preceding sentence until the Executive and his spouse (if any, as of the Change in Control) become entitled to Medicare coverage, the Company will permit them to purchase, at COBRA rates or less, any health care coverage that they were receiving on the date of the Change in Control; provided that the Company may instead hold them harmless from any cost and associated income taxes that they incur in order to purchase substitute health insurance at premiums above the COBRA premiums that they would have paid to the Company.

          (G) The Company will pay the Executive, at a daily salary rate calculated from the higher of the Executive's annual base salary in effect immediately prior to the occurrence of the event or circumstance upon which the Notice of Termination is based or the Executive's annual base salary in effect immediately prior to the Change in Control, an amount equal to all unused vacation days which would have been earned had the Executive continued employment through December 31 of the year in which the Date of Termination occurs.

          (H) The Company shall pay the reasonable fees and expenses of a full service nationally recognized executive outplacement firm until the earlier of the date the Executive secures new employment or the date which is thirty-six (36) months following the Executive's Date of Termination; provided, that in no event shall the aggregate amount of such payment be greater than 20% of the Executive's Change in Control Salary.

      6.2.

          (A) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise) (a "Payment") would be subject to the excise tax imposed by
                    -------
     section 4999 of the Code or any interest or penalties are incurred by the Executive with respect to the excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an
             ----------
     additional payment (a "Gross-Up Payment") in an amount such that after
                            ----------------
     payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed on the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

          (B) Subject to the provisions of Section 6.2(C), all determinations required to be made under this Section 6.2, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment, shall be made by a nationally recognized accounting firm designated by the Company (the "Accounting Firm") which shall provide detailed supporting
                   ---------------
     calculations both to the Company and the Executive within fifteen (15) business days after there has been a Payment, or such earlier time as requested by the Company. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, the Company shall appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this
     Section 6, shall be paid by the Company to the Executive within five days of the receipt of the Accounting Firm's determination. Any determination by the Accounting Firm shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of section 4999 of the Code at the time of the initial determination by the

     Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"),
                                                               ------------
     consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to Section 6.2(C) and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive.

          (C) The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten (10) business days after the Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the Company (or such shorter period ending on the date any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

               (i) give the Company any information reasonably requested by the Company relating to such claim;

               (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company;

               (iii) cooperate with the Company in good faith in order effectively to contest such claim; and

               (iv) permit the Company to participate in any proceedings relating to such claim;

     provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 6.2(C), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to
                --------  -------
     pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis, and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

                    (D) If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 6.2(C), the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of Section 6.2(C)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 6.2(C), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

               6.3. The payments provided for in subsections (A), (B), (C), (D) and (G) of Section 6.1 hereof shall be made not later than the thirtieth (30th) day following the Date of Termination; provided, however, that if the amounts of
                                       --------  -------
such payments cannot be finally determined on or before such day, the Company shall pay to the Executive on such day an estimate, as determined in good faith by the Executive of the minimum amount of such payments to which the Executive is clearly entitled and shall pay the remainder of such payments (together with interest at 120% of the rate provided in section 1274(b)(2)(B) of the Code) as soon as the amount thereof can be determined but in no event later than the thirtieth (30th) day after the Date of Termination. In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to the Executive, payable on the fifth (5th) business day after demand by the Company (together with interest at 120% of the rate provided in section 1274(b)(2)(B) of the
Code). In the event the Company should fail to pay when due the amounts described in subsections (A), (B), (C), (D) and (G) of Section 6.1 hereof, the Executive shall also be entitled to receive from the Company an amount representing interest on any unpaid or untimely paid amounts from the due date, as determined under this Section 6.3 (without regard to any extension of the Date of Termination pursuant to Section 7.3 hereof), to the date of payment at a rate equal to 120% of the rate provided in section 1274(b)(2)(B) of the Code.

               6.4. The Company also shall pay to the Executive all legal fees and expenses incurred by the Executive in disputing in good faith any issue hereunder relating to the termination of the Executive's employment, in seeking in good faith to obtain or enforce any benefit or right provided by this Agreement or in connection with any tax audit or proceeding to the extent attributable to the application of section 4999 of the Code to any payment or benefit provided hereunder. Such payments shall be made within five (5) business days after delivery of the Executive's written requests for payment accompanied with such evidence of fees and expenses incurred as the Company reasonably may require.

     7.   Termination Procedures and Compensation During Dispute.
          ------------------------------------------------------

     7.1. Notice of Termination. After a Potential Change in Control or, if
          ---------------------
there is no Potential Change in Control, after a Change in Control and during the term of this Agreement, any purported termination of the Executive's employment (other than by reason of death) shall be communicated by written Notice of Termination from one party hereto to the other party hereto in accordance with Section 11 hereof. For purposes of this Agreement, a "Notice of
                                                                      ---------
Termination" shall mean a notice which shall indicate the specific termination
-----------
provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated. Further, a Notice of Termination for Cause is required to include a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the entire membership of the Board at a meeting of the Board which was called and held for the purpose of considering such termination (after reasonable notice to the Executive and an opportunity for the Executive, together with the Executive's counsel, to be heard before the Board) finding that, in the good-faith opinion of the Board, the Executive was guilty of conduct set forth in clause (i) or
(ii) of the definition of Cause herein, and specifying the particulars thereof in detail.

     7.2. Date of Termination. "Date of Termination," with respect to any
          -------------------   -------------------
purported termination of the Executive's employment after a Change in Control and during the term of this Agreement, shall mean (i) if the Executive's employment is terminated for Disability, thirty (30) days after Notice of Termination is given (provided that the Executive shall not have returned to the full-time performance of the Executive's duties during such thirty (30) day period), and (ii) if the Executive's employment is terminated for any other reason, the date specified in the Notice of Termination (which, in the case of a termination by the Company, shall not be less than thirty (30) days (except in the case of a termination for Cause) and, in the case of a termination by the Executive, shall not be less than fifteen (15) days nor more than sixty (60) days, respectively, from the date such Notice of Termination is given).

     7.3. Dispute Concerning Termination. If within fifteen (15) days after any
          ------------------------------
Notice of Termination is given, or, if later, prior to the Date of Termination (as determined without regard to this Section 7.3), the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be extended until the date on which the dispute is finally resolved, either by mutual written agreement of the parties or by a final judgment, order or decree of an arbitrator or a court of competent jurisdiction (which is not appealable or with respect to which the time for appeal therefrom has expired and no appeal has been perfected); provided, however, that the Date of Termination shall be extended by a notice of
--------  -------
dispute given by the Executive only if such notice is given in good faith and the Executive pursues the resolution of such dispute with reasonable diligence.

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     7.4. Compensation During Dispute. If a purported termination occurs
          ---------------------------
following a Change in Control and during the term of this Agreement and the Date of Termination is extended in accordance with Section 7.3 hereof, the Company shall continue to pay the Executive the full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, salary) and continue the Executive as a participant in all compensation, benefit and insurance plans in which the Executive was participating when the notice giving rise to the dispute was given, until the Date of Termination, as determined in accordance with Section 7.3 hereof. Amounts paid under this
Section 7.4 are in addition to all other amounts due under this Agreement and shall not be offset against or reduce any other amounts due under this Agreement.

     8.   Acceleration of Certain Stock-Based Benefits.
          --------------------------------------------

     (A) Upon the occurrence of a Change in Control, all unvested options with respect to the Company's stock held by the Executive shall vest and become immediately exercisable and will be exercisable for a period ending on the later of (i) the fifth anniversary of such Change in Control or (ii) the last date that such option would otherwise be exercisable under the terms of the option agreement or the plan pursuant to which such option was granted; provided, that in no event shall any option be exercisable after the expiration of the original term of the option.

     (B) Upon the occurrence of a Change in Control, all unearned performance restricted shares held by the Executive under the Company's Stock Plan shall be deemed to have been earned to the maximum extent permitted under the Stock Plan for any performance period not then completed and all earned but unvested performance restricted shares, including those deemed to be earned pursuant to this sentence, and all unvested restricted stock awards shall immediately vest and the restrictions on all shares subject to restriction shall lapse.

     (C) For purposes of the Stock Plan and any stock option plan pursuant to which any stock options, performance restricted shares or restricted stock awards have been issued, this Agreement, which has been approved by the Compensation Committee of the Board, shall constitute an amendment of the agreement or other instruments pursuant to which such stock options, performance restricted shares and restricted stock awards were issued in accordance with the terms of such plans. Notwithstanding the foregoing, in the event that this
Section 8(C) is determined for any reason to be inconsistent with the terms of any plan pursuant to which such stock options, performance restricted shares and restricted stock awards were issued, the terms of this Agreement shall supersede the terms of such plan

     (D) The Company will hold the Executive harmless against any and all losses that he may directly or indirectly incur as a result of (i) any third party claims brought against the Executive (other than by any taxing authority) with respect to the Company's performance of, or (ii) the Company's failure to perform any commitment made to the Executive in, this Section 8.

     9.   No Mitigation. The Company agrees that, if the Executive's employment
          -------------
with the Company terminates during the term of this Agreement, the Executive is not required to seek other employment or to attempt in any way to reduce any amounts payable to the Executive by the Company pursuant to Section 6 hereof or
Section 7.4 hereof. Further, the amount of any payment or benefit provided for in this Agreement (other than Section 6.1(E) hereof) shall not be reduced by any compensation earned by the Executive as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Executive to the Company, or otherwise.

     10.   Successors; Binding Agreement.
           -----------------------------

     10.1. In addition to any obligations imposed by law upon any successor to the Company, the Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to compensation from the Company in the same amount and on the same terms as the Executive would be entitled to hereunder if the Executive were to terminate the Executive's employment for Good Reason after a Change in Control, except that, for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination.

     10.2. This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive shall die while any amount would still be payable to the Executive hereunder (other than amounts which, by their terms, terminate upon the death of the Executive) if the Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the executors, personal representatives or administrators of the Executive's estate.

     11.   Notices. For the purpose of this Agreement, notices and all other
           -------
communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed, if to the Executive, to the address shown for the Executive in the personnel records of the Company and, if to the Company, to the address set forth below, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon actual receipt:

           To the Company:

           Armstrong Holdings, Inc.
           2500 Columbia Avenue
           Lancaster, Pennsylvania 17603
           Attention:  General Counsel

     12.   Miscellaneous. No provision of this Agreement may be modified, waived
           -------------
or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and such officer as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or of any lack of compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. This Agreement supersedes any other agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof which have been made by either party. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the Commonwealth of Pennsylvania, without regard to its conflicts of law provisions. All references to sections of the Exchange Act or the Code shall be deemed also to refer to any successor provisions to such sections. Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state or local law and any additional withholding to which the Executive has agreed. The obligations of the Company and the Executive under Sections 6 and 7 hereof shall survive the expiration of the term of this Agreement. If the Executive elects not to enter into this Agreement, he will continue to be eligible for change in control benefits provided under the Company's Employment Protection Plan (if applicable), Retirement Income Plan and long-term incentive plans. The Executive agrees that this Agreement replaces the benefits to which he may otherwise be entitled to under the Company's Employment Protection Plan for salaried employees. The Company agrees that it will not argue in any form for any purpose that this Agreement constitutes an "employee benefit plan" within meaning of
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

     13. Validity. The invalidity or unenforceability of any provision of this
         --------
Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     14. Counterparts. This Agreement may be executed in several counterparts,
         ------------
each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     15. Settlement of Disputes; Arbitration. All claims by the Executive for
         -----------------------------------
benefits under this Agreement shall be directed in writing to and determined by the Committee, which shall give full consideration to the evidentiary standards set forth in this Agreement. Any denial by the Committee of a claim for benefits under this Agreement shall be delivered to the Executive in writing and shall set forth the specific reasons for the denial and the specific provisions of this Agreement relied upon. The Committee shall afford a reasonable opportunity to the Executive for a review of the decision denying a claim and shall further allow the Executive to appeal to the Committee a decision of the Committee within sixty (60) days after notification by the Committee that the Executive's claim has been denied. Any further dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Allegheny County, Pennsylvania in accordance with the rules for the resolution of employment law disputes of the American Arbitration Association then in effect; provided, however, that the evidentiary standards set forth in this
        --------  -------
Agreement shall apply. Judgment may be entered on the arbitrator's award in any court having jurisdiction. Notwithstanding any provision of this Agreement to the contrary, the Executive shall be entitled to seek specific performance of the Executive's right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement. The Company shall reimburse the Executive for all costs and expenses relating to litigation arising hereunder, including reasonable attorney's fees and expenses, promptly upon receipt of a written demand therefor and regardless of whether such litigation results in any settlement or judgment or order in favor of any party.

     16. Definitions. For purposes of this Agreement, the following terms shall
         -----------
have the meanings indicated below:

         (A) "Accounting Firm" shall have the meaning stated in Section 6.2(B)
              ---------------
     hereof.

         (B) "Beneficial Owner" shall have the meaning set forth in Rule 13d-3
              ----------------
     under the Exchange Act.

         (C) "Board" shall mean the Board of Directors of the Company.
              -----

         (D) "Cause" for termination by the Company of the Executive's
              -----
     employment shall mean (i) conviction of the Executive for (or a plea of nolo contendre by the Executive with respect to) a felony or of a misdemeanor involving moral turpitude; or (ii) the deliberate engaging by the Executive in gross misconduct which is demonstrably and materially injurious to the Company, monetarily or otherwise, including but not limited to fraud or embezzlement by the Executive; or (iii) the deliberate and continued failure to substantially perform the duties and responsibilities of such Executive's office. For the purposes of this Agreement, no act, or failure to act, on the part of the Executive shall be considered "deliberate" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that such action or omission was in the best interests of the Company. In the event of a dispute concerning the application of this provision, no claim by the Company that Cause exists shall be given effect unless the Company establishes to the Committee by clear and convincing evidence that Cause exists.

         (E) A "Change in Control" shall be deemed to have occurred if the
                -----------------
     event set forth in any one of the following paragraphs shall have occurred:

               (I) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates) representing 20% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of paragraph
          (III) below; or

               (II) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the

          Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved; or

               (III) there is consummated a merger or consolidation of the Company with any other corporation other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 66 2/3% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or
          (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its subsidiaries) representing 20% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding securities; or

               (IV) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 75% of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale. Notwithstanding the foregoing, no "Change in Control" shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

          (F) "Change in Control Salary" shall have the meaning stated in
               ------------------------
     Section 6.1 hereof.

          (G) "Change in Control Bonus" shall have the meaning stated in Section
               -----------------------

     6.1 hereof.

          (H) "Code" shall mean the Internal Revenue Code of 1986, as amended
               ----
     from time to time.

          (I) "Committee" shall mean (i) the individuals (not fewer than three
               ---------
     in number) who, on the date six (6) months before a Change in Control, constitute the Management Development and Compensation Committee of the Board, plus (ii) in the event that fewer than three individuals are available from the group specified in clause (i) above for any reason, such individuals as may be appointed by the individual or individuals so available (including for this purpose any individual or individuals previously so appointed under this clause (ii)).

          (J) "Company" shall mean Armstrong Holdings, Inc. and, except in
               -------
     determining under Section 16(E) hereof whether or not any Change in Control of the Company has occurred, shall include its subsidiaries and any successor to its business and/or assets which assumes and agrees to perform this Agreement by operation of law, or otherwise.

          (K) "Date of Termination" shall have the meaning stated in Section 7.2
               -------------------
     hereof.

          (L) "Disability" shall be deemed the reason for the termination by the
               ----------

     Company of the Executive's employment, if, as a result of the Executive's incapacity due to physical or mental illness, the Executive shall have been absent from the full-time performance of the Executive's duties with the Company for a period of six (6) consecutive months, the Company shall have given the Executive a Notice of Termination for Disability, and, within thirty (30) days after such Notice of Termination is given, the Executive shall not have returned to the full-time performance of the Executive's duties.

          (M) "Exchange Act" shall mean the Securities Exchange Act of 1934, as
               ------------
     amended from time to time.

          (N) "Excise Tax" shall have the meaning stated in Section 6.2(A)
               ----------
     hereof.

          (O) "Executive" shall mean the individual named in the first paragraph
               ---------
     of this Agreement.

          (P) "Good Reason" for termination by the Executive of the Executive's
               -----------
     employment shall mean the occurrence (without the Executive's express written consent) after any Change in Control, or prior to a Change in Control under the circumstances described in clause (ii) of the second sentence of Section 6.1 hereof (treating all references in paragraphs (I) through (VIII) below to a "Change in Control" as references to a "Potential Change in Control"), of any one of the following acts by the Company, or failures by the Company to act, unless, in the case of any act or failure to act described in paragraph (I), (V) , (VI) or (VII) below, such act or failure to act is corrected prior to the Date of Termination specified in the Notice of Termination given in respect thereof:

               (I) the assignment to the Executive of any duties inconsistent with the Executive's status as an executive officer of the Company or a substantial adverse alteration in the nature or status of the Executive's responsibilities, which in the Executive's reasonable judgment, represents a substantial reduction of the status, title, position or responsibilities from those in effect immediately prior to the Change in Control;

               (II) a reduction by the Company in the Executive's annual base salary as in effect on the date hereof as the same may be increased from time to time;

               (III) the relocation of the Executive's principal place of employment to a location more than 30 miles from the Executive's principal place of employment immediately prior to the Change in Control (unless such relocation is closer to the Executive's principal residence) or the Company's requiring the Executive to be based anywhere other than such principal place of employment (or permitted relocation thereof) except for required travel on the Company's business to an extent substantially consistent with the Executive's present business travel obligations;

               (IV) the failure by the Company to pay to the Executive any portion of the Executive's current compensation or to pay to the Executive any portion of an installment of deferred compensation under any deferred compensation program of the Company, within seven (7) days of the date such compensation is due;

               (V) the failure by the Company to continue in effect any compensation plan in which the Executive participates immediately prior to the Change in Control which is material to the Executive's total compensation, including but not limited to the Company's Base Salary Plan, Management Achievement Plan, 1984 Long-Term Stock Option Plan for Key Employees, 1993 Long-Term Stock Incentive Plan, 1999 Long-Term Incentive Plan, Armstrong Deferred Compensation Plan, Retirement Income Plan and Retirement Benefit Equity Plan, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Company to continue the Executive's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount or timing of payment of benefits provided and the level of the Executive's participation relative to other participants, as existed immediately prior to the Change in Control;

               (VI) any material breach of any provision of this Agreement or any employment that the Executive may have with the Company;

               (VII) the failure by the Company to continue to provide the Executive with benefits substantially similar to those enjoyed by the Executive under any of the Company's pension, savings, life insurance, medical, health and accident, or disability plans in which the Executive was participating immediately prior to the Change in Control, the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits or deprive the Executive of any material fringe benefit enjoyed by the Executive at the time of the Change in Control, or the failure by the Company to provide the Executive with the number of paid vacation days to which the Executive is entitled on the basis of years of service with the Company in accordance with the Company's normal vacation policy in effect at the time of the Change in Control; or

               (VIII) any purported termination of the Executive's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of Section 7.1 hereof; for purposes of this Agreement, no such purported termination shall be effective.

          Notwithstanding anything herein to the contrary, termination of employment by the Executive for any reason during the 30-day period commencing one (1) year anniversary of a Change in Control shall constitute Good Reason; provided however, that soley for purposes of this paragraph, the term Change in Control shall include a merger described by Section 16(E)(III) in which the Company is the surviving corporation or parent corporation and the holders of the voting securities of the Company outstanding immediately prior to such merger represent less than 66 2/3% of the combined voting power of the securities of the Company outstanding immediately after such merger, only if an event described in Section 16(E)(II) also occurs.

          The Executive's right to terminate the Executive's employment for Good Reason shall not be affected by the Executive's incapacity due to physical or mental illness. The Executive's continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder. For purposes of any determination regarding the existence of Good Reason, any claim by the Executive that Good Reason exists shall be presumed to be correct unless the Company establishes to the Committee by clear and convincing evidence that Good Reason does not exist.

          (Q) "Gross-Up Payment" shall have the meaning stated in Section 6.2(A)
               ----------------
     hereof.

          (R) "Notice of Termination" shall have the meaning stated in Section
               ---------------------
     7.1 hereof.

          (S) "Payment" shall have the meaning stated in Section 6.2(A) hereof.
               -------

          (T) "Pension Plan" shall mean any tax-qualified, supplemental or
               ------------
     excess benefit pension plan maintained by the Company and any other agreement entered into between the Executive and the Company which is designed to provide the Executive with supplemental retirement benefits.

          (U) "Person" shall have the meaning given in Section 3(a)(9) of the
               ------
     Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, or (v) an entity or entities which are eligible to file and have filed a Schedule 13G under Rule 13d-l-(b) of the Exchange Act, which Schedule indicates beneficial ownership of 15% or more of the outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding securities.

          (V) "Potential Change in Control" shall be deemed to have occurred if
               ---------------------------
     the event set forth in any one of the following paragraphs shall have occurred:

                    (I) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control;

                    (II) the Company or any Person publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change in Control;

                    (III) any Person becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 15% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding securities (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates); or

                    (IV) the Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

          (W) "Severance Payments" shall mean those payments described in
               ------------------
     Section 6.1 hereof.

          (X) "Stock Plan" shall mean the Company's Long-Term Stock Incentive
               ----------
     Plan and the Company's Stock Award Plan, as the same may be amended from time to time, and any successor plan or plans to such plans.

          (Y) "Underpayment" shall have the meaning stated in Section 6.2(B)
               ------------
     hereof.

          (Z) IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

                       ARMSTRONG HOLDINGS, INC.


                       By:      ___________________________
                                Name:  Douglas L. Boles
                                Title: Executive Vice President, Human Resources


                       The undersigned, Armstrong World
                       Industries, Inc., agrees to be jointly
                       and severally bound by the terms
                       of this Agreement, including
                       specifically with respect to the
                       obligations of the Company hereunder.

                       ARMSTRONG WORLD INDUSTRIES, INC.


                       By:      ___________________________
                                Name:  Douglas L. Boles
                                Title: Executive Vice President, Human Resources


                       EXECUTIVE

                       ---------------------------------
                       Michael D. Lockhart